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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued:

         o our report dated February 28, 2003 on the financial statements of Atlas America Public #11-2002 Ltd. contained in the Annual Report on Form 10-KSB for the year ended December 31, 2002; and

         o our report dated June 12, 2002, on the balance sheet of Atlas America Public #11-2002 Ltd. as of June 11, 2002, and our report dated December 3, 2001 on the consolidated financial statements of Atlas Resources, Inc. as of September 30, 2001 and 2000, both of which reports are contained in the Registration Statement on Form S-1, No. 333-90980 for Atlas America Public #11-2002 Ltd.

We hereby consent to the incorporation by reference of the aforementioned reports in the Registration Statement on Form 8-A and Prospectus for Atlas America Public #11-2002 Ltd.


/s/ GRANT THORNTON LLP
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Cleveland, Ohio
April 23, 2003